Exhibit (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Innovator ETFs Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Innovator ETFs Trust for the period ended 10/31/2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Innovator ETFs Trust for the stated period.

/s/ Bruce Bond Bruce Bond Principal Executive Officer, Innovator ETFs Trust	/s/ John Southard John Southard Principal Financial Officer, Innovator ETFs Trust

Dated: 12/20/19

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Innovator ETFs Trust for purposes of Section 18 of the Securities Exchange Act of 1934.